UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/17/2009

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

    Effective as of November 17, 2009, the Company's board of directors appointed Dr. Kang Sun to serve as a director on the Company's board of directors. Dr. Sun's committee assignment is currently under review and his compensation has not yet been finalized by the board of directors.

    Dr. Sun is currently President and CEO of RayTracker Inc., an advanced photovoltaic tracking system manufacturer. Dr. Sun previously served as President, Chief Operating Officer and Director of China-based JA Solar Holdings Co., a world leader in photovoltaic products. At JA Solar, Dr. Sun was responsible for successfully securing $620 million in equity funding in 2007 and 2008 and led the business to profitability by growing revenue from $90 million in 2006 to approximately $800 million in 2008. Prior to joining JA Solar Holdings, Dr. Sun served as Managing Director, New Business Development & Chief Strategy Officer, New Business and New Products Group for Applied Materials where he was responsible for new business ventures and the company`s corporate strategic licensing business. From 1990 to 2005, Dr. Sun held executive positions in several large business enterprises and technology start-ups, including serving as Vice President of New Venture Business at Honeywell International Inc., General Manager of the optical devices business at Allied Signal, Vice President of New Business and Technology at Oce, and Vice President of Business Development at Microfabrica. Dr. Sun received his Ph.D. degree in material science from Brown University, master's degree in chemistry from University of Georgia and bachelor's degree in chemistry from Nanjing University, China.

    The Company's board committee composition at this time is 1) Compensation committee - Mssrs. Richard Green (Chairman), Peter Lacey, and Jonathan Fitzgerald; 2) Audit committee - Mssrs. Jonathan Fitzgerald (Chairman) and Robert Tonsoo, with Mr. Fitzgerald as the audit committee financial expert; and 3) Nominating and Governance committee - Mssrs. Peter Lacey (Chairman) and Richard Green.

Item 9.01.    Financial Statements and Exhibits

99.1          Press Release, "DayStar Technologies Announces Appointment of Dr. Kang Sun to
             Board of Directors," dated November 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: November 23, 2009	By:	/s/ William S. Steckel
William S. Steckel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, "DayStar Technologies Announces Appointment of Dr. Kang Sun to Board of Directors," dated November 18, 2009